Exhibit 3.54

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES — CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Date Received AUG — 07 1997	(FOR BUREAU USE ONLY) (Stamp Illegible) (Stamp Illegible) (Stamp Illegible) EFFECTIVE DATE:

Name Louis K. Nigg, Esq. Foster, Swift, Collins & Smith, P.C.
ADDRESS 313 S. Washington Square
City State Zip Lansing Michigan 48933-2193

Document will be returned to the name and address you enter above
RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read Information and Instructions on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is: Voyager Information Networks, Inc.

2.	The identification number assigned by the Bureau is: 131-537

3.	All former names of the corporation are: N/A

4.	The date of filing the original Article of Incorporation was: June 16, 1994
The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:
ARTICLE I

The name of the corporation is: Voyager Information Networks, Inc.
ARTlCLE II

The purpose or purposes for which the corporation is formed is engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the “Act”).
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:
Common shares 3,000,000          Preferred shares 80,000
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is set forth In Article VII.
ARTICLE IV

1.	The address of the current registered office is: 4660 S. Hagadorn Road, Suit 320, East Lansing, MI 48823

2.	The mailing address of the current registered office, if different than above is; same as above.

3.	The name of the currant resident agent is: Glenn Friedly
ARTICLE V

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:
(a)	any breach of the director’s duty of loyalty to the corporation or its shareholders;

(b)	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	a violation of Section 551 (1) of the Act;

(d)	a transaction from which the director derived an improper personal benefit; or

(e)	an act or omission occurring prior to the date when this article becomes effective.
Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.
ARTICLE VI

Any action required or permitted by the Act, these Articles or the Bylaws of the corporation to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken are signed by the holders of all of the outstanding shares entitled to vote on the action. The written consents shall bear the date of signature of each shareholder who signs the consent.
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII

Series A Preferred Stock Terms
     A. Preferred Stock. The Company shall have authorized 80,000 shares of Preferred Stock, no par value per share, with such designations, rights, preferences and privileges and such qualifications, limitations and restrictions as the Board of Directors shall determine from time to time pursuant hereto (the “Undesignated Preferred Stock”). The Undesignated Preferred Stock may be issued from time to time in one or more series of any number of shares. Subject to the foregoing, the Board of Directors of the Company is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Undesignated Preferred Stock and the number of shares constituting any such series and this designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the Issue of shares of that series then outstanding.
     B. Series A Preferred Stock. 40,000 shares of the Preferred Stock of the Company shall be designated as the Series A Preferred Stock (the “Series A Preferred Stock”) having the preferences, voting powers, qualifications special or relative rights or privileges as follows:
     Section 1. Ordinary Dividends. No dividends may be paid on, nor may any other distribution be made upon, any sharers of Common Stock of the Company unless and until the Company shall declare and pay the dividend with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive dividends payable on each share of Series A Preferred Stock, which dividends shall accrue cumulatively commencing on date of original issue at a preferred rate of eight percent (8%) per share (such amount to be appropriately adjusted in the event of any stock dividend, stock split, subdivision, merger, exchange, combination, or similar recapitalization affecting the number of outstanding shares of Series A Preferred Stock) per year through the date at which such Series A Preferred Stock is redeemed by the Corporation. Dividends will be payable, If and when declares, in arrears on the first day of each January, April, July and October. In the event the dividends are not paid as of any such date, such dividends shall thereafter compound and accrue additional cumulative dividends at the same rate.
     Section 2. Liquidation, Dissolution or Winding Up.
          (a) Distribution to Holders of Series A preferred stock. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or Involuntary, holders of each share of Series A Preferred Stock outstanding shall be entitled to be paid out of the assets of the Company available for distribution to stockholders before any payment shall be made to the holders of any class of Common Stock or of any stock ranking on liquidation junior to the Series A Preferred Stock an amount equal to One Hundred Dollars ($100) per share of Series A Preferred Stock held (appropriately adjusted for stock splits, stock dividends and the like) plus any accrued by unpaid dividends thereon. After such payment shall have been made In full to such holders of Series A Preferred Stock, or funds necessary for such payment shall have been set aside by the Company in trust for the account of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock based upon the number of shares of Common Stock then held by each holder of Common Stock. If upon any liquidation, dissolution, or winding up of the Company, the assets to be distributed to the holders of the Series A Preferred Stock under the foregoing shall be Insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Company available for distribution to such holders shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series A Preferred Stock held by such holder bears to the total number of shares of Series A Preferred Stock then outstanding.
          (b) Deemed Liquidations. A consolidation or merger of the Company (other than a consolidation or merger upon consummation of which the holders of voting securities of the Company Immediately prior to such transaction continue to own directly or Indirectly not less than a majority of the voting power of the surviving corporation) or a sale of all or substantially all of the assets of the Company or other similar transaction shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 2.
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (Continued)

     Section 3. Voting Rights. Except as otherwise specifically required by law, the holder of each share of Series A Preferred Stock shall not be entitled to vote on any matters whatsoever, and shall not be entitled to notice of or participation in, the meetings of the stockholders of the Company.
     Section 4. Restrictions and Limitations. Notwithstanding Section 3 hereof, the Company shall not without the affirmative vote or written consent of the holders of a two-thirds majority of the then outstanding shares of the Series A Preferred Stock, amend the Articles of Incorporation of Bylaws of the Company in any manner that adversely affects the preferences, powers, rights or privileges of the holders of Series A Preferred Stock.
     Section 5. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.
     Section 6. Notices of Record Data. In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.
     Section 7. Miscellaneous.
          (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed (i) if to the Company, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Series A Preferred Stock or other agent of the Company designated as permitted hereby or (ii) If to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.
          (b) The term “Common Stock” as used herein means the Company’s Common Stock, no par value per share, as the same exists at the date of filing of theses Restated Articles of Incorporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
          (c) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect to any issuance or delivery of shares of Series A Preferred Stock or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect to any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, end shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (Continued)

          (d) The Company may appoint, and from time to time discharge and change, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by hand delivery, by courier, by standard form of telecommunications or by first class mail (postage prepaid), to each holder of record of Series A Preferred Stock.

6.	COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a.	☐	These Restated Articles of Incorporation were duly adopted on the day of , 19___, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this day of , 19

(SIGNATURES OF INCORPORATORS, TYPE OR PRINT NAME UNDER EACH SIGNATURE)

b.	☑	These Restated Articles of Incorporation were duly adopted on day of August, 1997, in accordance with the provisions of Section 642 of the Act and; (check one of the following)

☐	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

☐	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written content by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☑	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

Signed this 7th day of August, 1997
By:	/s/ Glenn Friedly
(Only Signature of President, Vice-President, Chairperson or Vice-Chairperson)
Glenn Friedly, Chairman of the Board/Chairperson (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL